Exhibit 99.1


            USFilter Announces Record Fiscal Second Quarter Earnings

      November 3, 1998 6:00 AM EST

      PALM DESERT,  Calif.,  Nov. 3 -- United States Filter  Corporation  (NYSE:
USF) today reported record revenues for its fiscal second quarter ended September 30, 1998 of $1,225,882,000, an increase of 30.6% over the year ago quarterly revenues of $938,358,000. Net income for the quarter, also a record, was up 79.4% to $60,211,000 from $33,563,000 last year. Diluted earnings per share was $0.36 for the quarter, a 44.0% increase over $0.25 for last year's second quarter. Diluted weighted average number of shares outstanding was 178,042,000. Total backlog was $987,273,000, up 10.4% from $894,485,000 for the same period last year. The Company also said that consolidated gross margin for the quarter was 29.7% vs. 25.6% last year and operating margins improved to 9.8% from 6.8% for the same period last year. All prior year financial information has been restated to reflect the acquisitions of The Kinetics Group, Inc. and Culligan Water Technologies, Inc., which were accounted for as poolings of interests.

      Revenues  for the first half of the fiscal  year were  $2,345,213,000  vs.
$1,731,294,000 last year with diluted loss per share of $0.59 (including one time merger, restructuring, acquisition and other related charges associated with the Culligan merger) vs. income per share of $0.56 for the prior year. The Company released the following summary of results of the operations of its five operating groups:

      * Water and Wastewater Group revenues were $497,423,000 for the three months ended September 30, 1998 as compared to $381,893,000 in the prior year. Gross profit margins and operating margins were 31.6% and 10.8%, respectively, compared to 29.0% and 7.3% in the prior year. Water and Wastewater Group backlog was $735,513,000 at September 30, 1998. Internal growth for the period was approximately 8%.

      * Waterworks Distribution Group revenues were $278,794,000 for the three months ended September 30, 1998 as compared to $255,731,000 in the prior year. Gross profit margins and operating margins were 19.7% and 6.4%, respectively, compared to 19.9% and 6.2% in the prior year. Internal growth for the period totaled approximately 5%. The Waterworks Distribution group does not report backlog as its revenues are not derived from long-term contracts.

      * Consumer and Commercial Group revenues were $148,352,000 for the three months ended September 30, 1998 as compared to $86,738,000 in the prior year. Gross profit margins and operating margins were 46.7% and 16.3%, respectively, compared to 42.9% and 12.4% in the prior year. The Consumer and Commercial Group does not report backlog as its revenues are not derived from long-term contracts. Internal growth for the period totaled approximately 6%.

      * Filtration and Separations Group revenues were $81,853,000 for the three months ended September 30, 1998. Gross profit margins and operating margins were 36.1% and 9.7%, respectively. Filtration and Separations Group backlog was $61,039,000 at September 30, 1998. Prior year comparisons for the Filtration and Separations Group are not meaningful as the Company's acquisition of Memtec Limited (which represents a significant portion of the Filtration and Separations Group) occurred subsequent to the second quarter of the prior fiscal year and was accounted for as a purchase.

      * Industrial Products Group revenues were $219,460,000 for the three months ended September 30, 1998 as compared to $182,391,000 in the prior fiscal year. Gross profit margins and operating margins were 24.3% and 7.5%, respectively, compared to 17.5% and 2.9% in the prior fiscal year. Industrial Products Group backlog was $190,721,000 at September 30, 1998. Internal growth for the division was approximately 1%.

      "We continue to believe that the combination of our technologies, service capability and sales and marketing strength will drive our growth," said Richard
J. Heckmann, Chairman, President and CEO of USFilter. "The expansion in our gross margins and operating margins also demonstrates the strength of our strategy over the past several years," he said.

      USFilter is the leading global provider of commercial, industrial, municipal and residential water and wastewater treatment systems, products and services. USFilter has the industry's largest network of sales, service and manufacturing facilities through over 2,000 locations in 94 countries. USFilter is also a leading provider of outsourced water services including the operation of water and wastewater treatment systems at customer sites. It is also actively involved in the development of privatization initiatives for municipal water treatment facilities in the U.S. and around the world. USFilter, which is based in Palm Desert, California, invites you to visit its web site at http://www.usfilter.com.

      Forward looking statements in this release, including, without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. These factors include, among others, the following: general economic and business conditions; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or litigation; changes in business strategy or plans; quality of management; availability, terms and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with governmental regulations; and other factors described in filings of the Company with the SEC. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

                        UNITED STATES FILTER CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                               September 30, 1998
                                   (Unaudited)

                                Three Months                  Six Months
                                   Ended                         Ended
                                September 30,                September 30,
                            1998           1997          1998           1997
                                   (in thousands, except per share data)

Revenues               $ 1,225,882        938,358      2,345,213      1,731,294

Cost of sales              861,445        698,491      1,649,614      1,296,064

Gross profit               364,437        239,867        695,599        435,230

Selling,
general and
administrative
expenses                   244,415        176,416        467,579        330,666

Purchased
in-process
research
and development               --             --            3,558           --

Merger,
restructuring,
acquisition
and other
related charges               --             --          257,920           --

                           244,415        176,416        729,057        330,666

Operating
income
(loss)                     120,022         63,451        (33,458)       104,564

Other income
expense):

Interest
expense                    (29,533)       (12,883)       (55,181)       (23,878)

Gain on
disposition
of investment
in affiliate                  --             --             --           31,098

Interest
income and
other, net                   3,603          1,287          7,730          2,782
                           (25,930)       (11,596)       (47,451)        10,002

Income (loss)
before income
tax expense                 94,092         51,855        (80,909)       114,566

Income tax
expense                     33,881         18,292         14,277         41,708

Net income
(loss)                 $    60,211         33,563        (95,186)        72,858

Net income (loss) per common share:

Basic                  $      0.37           0.26          (0.59)          0.57

Diluted                $      0.36           0.25          (0.59)          0.56

Basic weighted
average number
of shares
outstanding                164,601        130,461        161,271        128,274

Diluted weighted
average number
of shares
outstanding                178,042        133,148        161,271        130,769

                        UNITED STATES FILTER CORPORATION
                                AND SUBSIDIARIES
                              SELECTED SEGMENT DATA


      The following unaudited summary selected segment data is provided for informational purposes only. The Company will implement the provisions of Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information" in connection with the filing of its Annual Report on Form 10-K for the fiscal year ending March 31, 1999.

                               Three Months                  Six Months
                            Ended September 30,         Ended September 30,
                            1998         1997            1998         1997
                                            (in thousands)

Revenues:

Water and
Wastewater
Group                   $  497,423      381,893         948,790      723,661

Waterworks
Distribution
Group                      278,794      255,731         517,799      464,099

Consumer
and Commercial
Group                      148,352       86,738         277,507      158,330

Filtration
and Separations
Group                       81,853       31,605(b)      165,204       63,223(b)

Industrial
Products
Group                      219,460      182,391         435,913      321,981

Consolidated             1,225,882      938,358       2,345,213    1,731,294

Gross profit:

Water and
Wastewater
Group                      157,414      110,622         298,687      213,127

Waterworks
Distribution
Group                       54,831       50,872         101,327       88,335

Consumer
and Commercial
Group                       69,351       37,227         130,882       69,279

Filtration
and Separations
Group                       29,518        9,182(b)       59,501       18,444(b)



Industrial
Products
Group                       53,323       31,964         105,202       46,045

Consolidated               364,437      239,867         695,599      435,230

Operating income: (a)

Water and
Wastewater
Group                       53,708       27,897         100,460       54,930

Waterworks
Distribution
Group                       17,762       15,960          32,473       25,777

Consumer and
Commercial
Group                       24,249       10,791          43,751       20,957

Filtration
and Separations
Group                        7,937        3,513(b)       14,000        5,726(b)

Industrial
Products
Group                       16,366        5,290          37,336       (2,826)

Consolidated            $  120,022       63,451         228,020      104,564

(a) Does not include one-time charges consisting of purchased in-process research and development and merger, restructuring, acquisition and other related charges resulting primarily from the acquisition of Culligan totaling
$261,478 recorded in the three months ended June 30, 1998.

(b) Does not include the results of operations of Memtec Limited, which was acquired in December 1997 and accounted for as a purchase.
